 POWER OF ATTORNEY

      The undersigned constitutes and appoints Todd W. Buchardt and Kevin Gregory, and each of them, as the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, to sign any and all Securities and Exchange Commission statements of beneficial ownership of securities of ProQuest Company (the "Company") on Forms 3, 4 and 5 as required under Section
16(a) of the Securities Exchange Act of 1934, and to file the same with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, the Company and the NASD, granting unto said attorneys-in-fact and agents full power and authority to do and perform each act and thing requisite and necessary to be done under said Section 16(a), as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

      A copy of this Power of Attorney shall be filed with the Securities and Exchange
Commission.  The authorization set forth above shall continue in full force and effect until the undersigned revokes such authorization by written instructions to the attorney-in-fact.

      The authority granted hereby shall in no event be deemed to impose or create any duty on behalf of the attorneys-in-fact with respect to the undersigned's obligations to file Forms 3, 4 and 5 with the Securities and Exchange Commission.

Dated:  March 16, 2005

          \s\

  Randy Best